                                                                  EXHIBIT 10.13

Confidential Treatment. The portions of this exhibit that have been replaced with "[*****]" have been filed separately with the Securities and Exchange Commission and are the subject of an application for confidential treatment.

                              DEVELOPMENT AGREEMENT

                           Entered into by and between

                            Dell Computer Corporation
                                       And
                          Centurion International Inc.

Centurion agrees to design an internal antenna assembly for the Dell L2 laptop computer project. The antenna assembly will meet a mutually agreed upon mechanical and electrical performance specification. Centurion will provide Dell with test measurement data and functional antenna assembly samples to establish and confirm the performance.

The antenna assembly will consist of a 2.4 GHz single element with attached coaxial cable terminated to a PCB with a Hirose connector. Reference Centurion print #CAF95885.

Centurion will apply antenna technology and intellectual property and will offer the design to Dell with no charge for non-recurring engineering development. Should the design be acceptable, Dell will agree to purchase from Centurion a minimum of [*****] over a period of [*****] from the start of manufacturing at a price of no more than $[*****]. Volumes and price after the first year will be negotiated.

Should a second production source be assigned using the Centurion design, Dell agrees to assign a minimum of [*****]% the production volume to Centurion and pay a royalty of [*****]% of purchase price to Centurion on all antennas purchased from the second source.

Dell agrees that if the design is accepted and less than [*****] is purchased within [*****], or Centurion is assigned less than [*****]% of the production volume (minimum of [*****] annually), Dell will pay Centurion, engineering development costs of $[*****], and a royalty of [*****]% of the selling price on all antennas purchased from all other sources for the L2 program.

If the Centurion design is not accepted, Dell agrees to return all samples and documents associated with the project with the terms and conditions of NDA # 99121607 continue in effect.

Centurion will retain the rights and ownership of the antenna technology and intellectual property developed by Centurion and used for this design.

Dell Computer Corp.                          Centurion International Inc.

BY: /S/ DAVE BROWN                           BY: /S/ MARK G. COCKSON
    -------------------                          ---------------------

Name:      Dave Brown                        Name:  Mark G. Cockson
     ------------------

Date:      7-7-00                            Date:  June 26, 2000
     ------------------

****[Confidential]